Exhibit 99.19B

BlackRock Enhanced Government Fund Inc.

Cusip: 09255K108
Ticker: EGF

Record Date	April 16, 2012
Pay Date	April 30, 2012

Distribution Amount per share	$0.070000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.058935	84%	$0.198935	95%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.011065	16%	$0.011065	5%
Total (per common share)	$0.070000	100%	$0.210000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on March 31, 2012				4.68%
Annualized current distribution rate expressed as a percentage of NAV as of March 31, 2012				5.20%

Cumulative total return (in relation to NAV) for the fiscal year through March 31, 2012				0.23%
Cumulative fiscal year distributions as a percentage of NAV as of March 31, 2012				0.87%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Enhanced Government Fund Inc.

Cusip: 09255K108
Ticker: EGF

Record Date	May 15, 2012
Pay Date	May 31, 2012

Distribution Amount per share	$0.070000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.055662	80%	$0.254597	91%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.014338	20%	$0.025403	9%
Total (per common share)	$0.070000	100%	$0.280000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on April 30, 2012				4.83%
Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2012				5.17%

Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2012				1.38%
Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2012				1.29%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Enhanced Government Fund Inc.

Cusip: 09255K108
Ticker: EGF

Record Date	June 15, 2012
Pay Date	June 29, 2012

Distribution Amount per share	$0.070000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.057529	82%	$0.312126	89%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.012471	18%	$0.037874	11%
Total (per common share)	$0.070000	100%	$0.350000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2012				5.08%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2012				5.17%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2012				1.78%
Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2012				1.72%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257